Third Amendment to the
Connecticut Natural Gas Corporation
Officers' Retirement Plan

The Connecticut Natural Gas Corporation Officers' Retirement Plan, as amended and restated effective as of March 1, 1999, as heretofore amended (the "Plan"), is hereby amended as follows effective immediately prior to the effective date of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co.:

1. Section 1.2 of the Plan is hereby amended by adding the following language at the end thereof:

"Following the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation ("EEC") and Oak Merger Co., EEC will be the common parent of an "affiliated group" (the "EEC Group") within the meaning of Section 1504 of the Internal Revenue Code of which the Corporation is a member and EEC will be an Affiliated Company of the Corporation. Anything to the contrary notwithstanding, the Plan shall be interpreted and administered at all times in accordance with the terms of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as applicable to the EEC Group and those members thereof which are Affiliated Companies."

IN WITNESS WHEREOF, the undersigned hereby executes this Amendment as of the 25th day of April, 2000.

WITNESS:	CONNECTICUT NATURAL GAS CORPORATION
S/ Jeffrey A. Hall	By: S/ Jean S. McCarthy
Title: Vice President, Human Resources